UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 7, 2019
Thenablers, Inc.
(Exact name of registrant as specified in its charter)
Nevada	333-225239	82-3296328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
30 Wall Street (8th Floor), New York, NY 10005
(Address of principal executive offices)
Registrant’s telephone number, including area code	646-491-6601
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3- Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On October 7, 2019, Thenablers, Inc. (the “Company”) entered into four separate “Series A Convertible Preferred Stock Purchase Agreement[s]” (the “Agreements”), for exactly 80,000,000 shares of a newly designated Series A Preferred Stock, as defined further in Item 5.03 below, in exchange for an aggregate purchase price of $30,000.00 pursuant to Regulation S of the Securities Act of 1933, as amended. Per the terms of the Agreements, these shares may not be converted for one year after they are issued and shall automatically convert exactly 18 months after the issuance of each share into a number of shares of Common Stock to be determined based on the Company’s performance. For more information, please refer to the Designation included in Exhibit 3.1, attached hereto. The holders of Series A Preferred Stock shall be entitled to vote with the shares of the Company’s Common Stock on any vote in which holders of the Common Stock are entitled to vote and shall have voting rights equal to exactly one vote per share of Series A Preferred Stock.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In order to promote the business by bringing in management with specific knowledge in line with current business of the Company, Panagiotis Lazaretos, Sotirios Foutsis, and Theofylaktos Petros Oikonomou shall resign as directors of the Company. A copy of this filing has been furnished to Mr. Lazaretos, Mr. Foutsis, and Mr. Oikonomou, who have provided no written correspondence in response to the filing. There are no disputes or disagreements between the resigning members of the board of directors and the Company. Panagiotis Tolis shall remain as a member of the Board of Directors. As a final act of the sitting board of directors, the following persons shall be appointed to the Board of Directors:

Stavros Galanakis is the Founder and Chairman of Elvictor Group, which he founded in 1977. Mr. Galanakis has been a ship owner and ship manager for over 20 vessels, primarily bulk carriers and chemical tankers. He is widely recognized as a pioneer in the field of crewing, having set up the oldest crew services company in Greece, and leading the exploration of new markets when it comes to the supply of labor onboard. During his time with Elvictor Group, he has offered unparalleled solutions to the crewing needs of some of the most reputable ship owners in Greece and abroad, establishing himself as a highly respectable member in the global shipping value network. For such reasons, he was given the honor of the title of Consul General of the Republic of Maldives from 1995 through 2017. His main role as Chairman of Elvictor Group is to safeguard and maintain that all activities of the Group are deployed in purely sustainable, robustly professional, and strictly ethical norms in relation to client-driven activities, as well as ensuring the well-being and fair treatment of seafarers. Mr. Galanakis studied at the University of Athens and is married with three sons and currently resides in Athens, Greece.

Konstantinos Galanakis is currently the Chief Executive Officer of Elvictor Group, a leading crew management and maritime training service provider. Following a thorough training in various universities and organizations with a dedicated focus and personal interest in mergers and acquisitions, he joined Elvictor Group in 2001. In his current capacity, he is responsible for controlling cross-national operations of Elvictor Group’s business units as well as orchestrating the smooth inter-functional coordination of the Group’s diverse value chain activities. He is widely recognized as one of the pioneers in the field of information technology applications in the field of shipping, and he is fully committed to promoting the agenda of quality and safety onboard ships while still maintaining an active interest in the field of mergers and acquisitions. Mr. Galanakis has a B.B.A, and M.B.A., and master’s degree in Shipping. He is married with two children and currently resides in Athens, Greece.

Thoedoros Chouliaras is the Chief Financial Officer for Elvictor Group. He is an economist by trade, with long-time experience in the banking and stock market sectors, Corporate Finance, and mergers and acquisition structured deals. He has worked as a banker and stockbroker both in the United Kingdom and Greek financial institutions. Mr. Chouliaras is one of the founding members of Upgrade London Ltd, and their sister company Upmaritime London Ltd. He has served as a President of the Board for Elvictor Group since 2007. In March of 2011, he established the Institute of Maritime & Economic Studies in London, and since March of 2013 he has been the President of the Steering Committee there.

Christodoulos Tzoutzakis is currently the Chief Technology Officer of Elvictor Group, a leading crew management and maritime training services provider. He joined Elvictor Group in 2002, and in his current role he focuses on digital transformation of the procedures of a company while refining procedures which try to lower human error and provide customer satisfaction. His involvement with a variety of projects has given him a wide knowledge base of the maritime industry which makes him very versatile when coming up with solutions on how to deal with the challenges found at the intersection of the maritime sector and the human resources sector. Mr. Tzoutzakis has a bachelor’s degree in Computer Science and a master’s degree in Information Management and Analytics. He is married with two children and currently resides in Athens, Greece.

Litigation

During the past ten years, none of the appointees have been the subject of the following events:

1.           A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.           Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
ii)	Engaging in any type of business practice; or
iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.           The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.           Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.           Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.           Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or
ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.           Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

There are currently no material plans, contracts or other arrangements with the new appointees.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 8, 2019, the Company filed with the Secretary of State for the State of Nevada an Amendment to the Company’s Articles of Incorporation. The only purpose of this amendment was to designation 80,000,000 shares of Series A Preferred Stock, with rights and obligations as described in the Designation, attached hereto as Exhibit 3.1.

Section 9- Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment filed with the state of Nevada October 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thenablers, Inc.
(Registrant)
Date:	October 9, 2019
		By:	/s/ Panagiotis Lazaretos
		Name:	Panagiotis Lazaretos
		Title:	Chief Executive Officer